UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
June 1, 2006

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747

(Address of principal executive offices)
(631) 962-2000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE
EX-99.3: PRESS RELEASE

ITEM 8.01. Other Events.
     On June 2, 2006, 24,000 shares of OSI common stock held by Colin Goddard, Ph.D., Chief Executive Officer of OSI Pharmaceuticals, Inc. (“OSI”), were sold in accordance with the terms of a March 16, 2006 sales plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The sale resulted from the exercise of employee stock options which were awarded in June 1996 and were set to expire on June 20, 2006.
     On June 1, 2006, OSI announced interim Phase II study results for intravitreal injections of Macugen® (pegaptanib sodium injection) in patients with macular edema due to central retinal vein occlusion. A copy of OSI’s press release, dated June 1, 2006, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On June 5, 2006, Genentech, Inc. and OSI presented results from a Phase II study that compared the combinations of Avastin® (bevacizumab) plus Tarceva® (erlotinib), and Avastin plus chemotherapy, to chemotherapy alone in patients with recurrent or refractory non-small cell lung cancer. A copy of OSI’s press release, dated June 5, 2006, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
     On June 6, 2006, OSI provided a summary of data from studies involving Tarceva® (erlotinib), presented during the 2006 Annual Meeting of the American Society of Clinical Oncology held from June 2 to June 6, 2006 in Atlanta, Georgia. A copy of OSI’s press release, dated June 6, 2006, is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release, dated June 1, 2006.
99.2	Press release, dated June 5, 2006.
99.3	Press release, dated June 6, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2006	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated June 1, 2006.
99.2	Press release, dated June 5, 2006.
99.3	Press release, dated June 6, 2006.